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                                                                    EXHIBIT 10.5

                              MANAGEMENT AGREEMENT


         This Agreement made as of July 1, 1999 between Hallwood Real Estate Investors Fund XV ("Owner") and Hallwood Commercial Real Estate, LLC ("Manager").

         In consideration of the mutual promises and covenants contained herein, Owner and Manager agree as follows:

                                    ARTICLE I

                              APPOINTMENT OF AGENT

          1.1. THE PROPERTY. Owner is the owner of the following project (the "Property"):

                  Name:    Corporate Square (Building 10-12)
                  Address: 10-12 Corporate Boulevard
                           Atlanta, Georgia 30329

               as more fully described in Exhibit A, attached hereto and incorporated herein.

          1.2. APPOINTMENT OF MANAGER. Owner hereby hires and designates Manager as the sole and exclusive managing agent for the Property and Manager hereby accepts such appointment, all subject to the terms and conditions as hereinafter set forth.

                                   ARTICLE II

                            SERVICES TO BE PERFORMED

          2.1. SERVICES. Every act performed by Manager under the provisions of this Agreement shall be done as agent of Owner, and all obligations or expenses incurred hereunder shall be for the account, on behalf and at the expense of Owner, except that Owner shall not be obligated to reimburse Manager for any salaries or wages allocable to time spent on projects other than the Property, or for any salaries, wages and expenses for any personnel other than the personnel responsible for the Property. Owner shall provide adequate space at the Property for a management office, unless Manager determines otherwise. At Manager's option, the office may be at a location other than at the Property.

          Without limiting the foregoing, Manager agrees to perform the following management services pertaining to the Property:

               A. EXCLUSIVE AGENCY. Manager shall be the sole rental agent for the Property, and Owner may not employ any outside rental agent or broker. All inquiries made to Owner and/or any entity directly or indirectly within Owner's control, concerning any lease or renewals or agreements for the rental of any tenant space in the Property, shall be conducted by or under



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the direction of Manager. Manager shall use its best efforts to lease units and/or space in the Property. All leases shall be prepared by Manager on standard forms of lease approved by Owner. Leases and other agreements with tenants shall be executed and delivered by Manager as agent of Owner. Owner agrees that in performing its leasing services hereunder, Manager may use the services of any third party rental or leasing agency, including any locator service in the city where the Property is located and the fee(s) payable for such services shall be expenses of Owner and payable out of the Operating Account for the Property.

               B. EMPLOYMENT OF PERSONNEL. At Owner's expense, Manager shall cause to be investigated, hired, paid and supervised, as employees of Manager, all persons necessary to maintain and operate the Property and cause to be discharged all persons Manager deems unnecessary or undesirable to the operations and maintenance of the Property. Such personnel shall in every instance be employees of Manager and not of Owner, and Owner shall have no right to supervise or direct such employees. All reasonable salaries, wages, bonuses and other compensation of personnel employed by Manager hereunder, including so-called fringe benefits, medical and health insurance, pension plans, profit sharing, deferred compensation or similar plans, social security, and medicare contributions, state and federal employment taxes, workmen's compensation, travel and training costs and the like shall be deemed to be expenses of the Property which are to be reimbursed by Owner hereunder.

               C. MAINTENANCE AND REPAIR OF PROPERTY. At Owner's expense, Manager shall cause the Property to be maintained in good condition according to local custom for comparable properties in the surrounding geographic area, including, but not limited to, interior and exterior cleaning, repairs and alterations, plumbing, carpentry and decorating, and such other normal maintenance and repair work as may be deemed desirable or necessary by Manager to be subject only to the limitations contained in this Agreement.

               D. COMPLIANCE WITH REGULATIONS. At Owner's expense, Manager shall use its best efforts to cause all such acts and things to be done in or about the Property as Owner and/or Manager shall deem necessary or desirable to comply with any and all orders or regulations pertaining to the Property as placed thereon by any federal, state, county or municipal authority having jurisdiction thereover, and orders of any Board of Fire Underwriters, or other similar body. Manager shall not take any such action, however, as long as Owner provides Manager with written notice that it is contesting or intends to contest and promptly institutes proceedings contesting any such order or requirements; provided, that if failure to comply promptly with any such order or requirement would or might expose Manager to criminal liability, Manager may without the Owner's approval, cause the same to be complied with, and, in such event, Manager shall notify Owner promptly, and in no event later than seventy-two (72) hours from the time of receipt of all such orders and notices of requirements, in writing. In addition, Manager will obtain, at Owner's sole cost and expense, any business licenses and/or operating permits which may be required for the operation and/or management of the Property.

               E. SERVICE CONTRACTS. On behalf of Owner, Manager shall enter into or renew contracts for electricity, gas, steam, water, telephone, cleaning, fuel oil, elevator maintenance, vermin extermination, trash removal, laundry, security and other services deemed necessary or



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advisable by Manager for the operation of the Property. Manager shall also purchase all supplies, equipment, tools, appliances and materials which Manager shall deem necessary to maintain and operate the Property. Upon termination of this Agreement, Owner shall remain bound by the obligations of all contracts for services, supplies, repairs, alterations and the like which Manager has entered into in connection with its performance of its obligation hereunder.

               F. TERMINATION OF THIRD-PARTY CONTRACTS. Manager will use its best efforts in entering into any service and/or employment contracts herein contemplated, to include as a condition of any such contract the right to terminate such contract upon thirty (30) days' prior written notice. Owner must approve the entering into of contracts with a term longer than one year.

               G. COLLECTION OF RENTS. Manager is hereby authorized to and shall collect all rent and other charges due from tenants and lessees and otherwise due Owner with respect to the Property in the ordinary course of business. Owner authorizes Manager to request, demand, collect, receive and receipt all such rent and other charges and to institute legal proceedings in the name of and as an expense reimbursable by Owner for the collection thereof and for the dispossession of tenants and other persons from the Property, and such expense may include the engaging of legal counsel for any such matter. All monies collected by Manager shall forthwith be deposited in the Operating Account referred to in Section 2.3 hereof.

               H. SIGNS AT THE PROPERTY. Manager may place and remove or cause to be placed and removed at Owner's expense such signs upon the Property as Owner may reasonably authorize and direct in writing. Owner agrees to not withhold its consent unreasonably to one or more small signs or flags on or about the Property stating the same is under the management of Hallwood Commercial Real Estate, LLC.

               I. PREPARATION OF BUDGET. Manager shall prepare a proposed operating and capital budget for the promotion, operation, repair and maintenance of the Property for the forthcoming fiscal year. Each proposed budget shall be delivered to Owner no later than thirty (30) days before the end of each year. Owner will consider the proposed budget and then will consult with Manager in the ensuing period prior to the commencement of the forthcoming year in order to agree on an "Approved Budget." Manager agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of maintaining and operating the Property shall not exceed the Approved Budget pertaining thereto, either in total or in any one accounting category. All expenses must be charged to the proper accounts as specified in the Manager's standard chart of accounts and no expense may be classified or reclassified for the purpose of avoiding an excess in the annual budgeted amount of an accounting category.

               J. PREPARATION OF GOVERNMENT FORMS. Manager shall cause to be prepared and filed the necessary forms, other than income tax forms, as may be required by any federal, state or municipal authority in connection with performing the duties of Manager hereunder.


         2.2 PAYMENTS BY MANAGER. Manager shall, on behalf of Owner, make: (a) all the payments specified in Section 2.1 hereof, (b) all debt service payments on mortgage loans



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covering the Property (including therein amounts due under any note and mortgage securing the same for interest, principal, and for allocation to reserves or escrow funds), (c) the amount of all real estate taxes and other impositions levied by appropriate authorities which, if not escrowed with any mortgagee, shall be paid to the extent funds are available in the Operating Account (hereinafter defined) before interest shall begin to accrue thereon, and (d) amounts otherwise due and payable as operating expenses of the Property incurred under the terms of this Agreement, including the Manager's compensation and fees. Any payments made by Manager hereunder shall be made at Manager's discretion as to order of priority out of such funds as Manager may from time to time hold for the account of Owner as specified in Section 2.3 below, or as may be provided by Owner. Manager shall not be obligated to make any advance to or for the Operating Account pursuant to the terms hereof, nor shall Manager be obligated to incur any liability or obligation for the account of the Owner.

          2.3 OPERATING ACCOUNT. All funds collected by Manager for the account of Owner shall be held in trust and deposited in a federally insured bank, savings and loan association or trust company mutually agreeable to Owner and Manager, referred to herein as the "Operating Account." All funds in such account shall be the property of Owner, subject to the express rights of Manager provided herein. Funds may be withdrawn from such account established by Manager in accordance with this Section 2.3 upon the sole signature of any individual designated by Manager, and funds may not be withdrawn from such account by Owner.

          2.4. TENANT SECURITY DEPOSITS. Owner will provide Manager a complete and accurate accounting for all tenant security deposits, if any, which accounting is attached hereto and incorporated herein as Exhibit C. The total amount of such deposits, (none), will be delivered to Manager by Owner upon the effective date hereof. Owner agrees to indemnify and hold Manager harmless for any errors in said accounting and prior actions taken by Owner and Owner's agents with respect to any tenant security deposits which may have been collected by Owner prior to the term of this Agreement. All security deposits of tenants shall be maintained in the Operating Account, and Manager may pay such deposits to such tenants at the expiration of the terms of their leases or at such other time as they become entitled thereto as shall be determined by Manager and as provided by law; and further, Manager may deduct from such deposits appropriate amounts as determined by Manager pursuant to the terms of the lease agreement with each tenant and as provided by law.

          2.5 BONDING. If Owner so requests Manager in writing, Manager agrees during the term of this Agreement, but at the sole cost and expense of Owner, to maintain in force a fidelity bond covering employee dishonesty with sureties satisfactory to Owner in the sum reasonably established by Owner, and to furnish the original of such bond to Owner. Owner may from time to time require adjustments in the amount of such bond to reflect increases or decreases in the aggregate annual rent and other charges payable with respect to the Property, provided that the cost of said bond shall at all times be borne by Owner.




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                                   ARTICLE III

                                OWNER'S COVENANTS

          3.1. OWNER'S REPRESENTATIVE. Owner shall designate in writing, one (1) person to serve as the owner's representative in all dealings with Manager hereunder. Whenever the approval, consent or other action of Owner is called for hereunder, such approval, consent, or action shall be binding on Owner if such is specified by its representative. Such representative may be changed at any time at the sole discretion of Owner. The appointment of any subsequent representative shall not be effective until Manager has received written notice of the change.

          3.2. INSURANCE. Owner shall at its sole cost and expense cause to be effected property damage insurance on the Property and liability insurance in such amounts and to cover such risks as Owner and Manager shall mutually approve containing no less than the terms set forth in Exhibit B, attached hereto and incorporated herein. Owner agrees that Manager shall not be responsible for obtaining such insurance. Owner agrees to pay all premiums therefore in a timely manner and to deliver copies of said policies and/or endorsements thereto to Manager, and the failure of Owner to obtain such insurance and deliver copies of supporting documentation as provided herein shall permit but not obligate Manager to procure said insurance and pay the requisite premiums from the operation account.

          Manager agrees to make a timely written report to the insurance carrier concerning all accidents and claims for damage relating to the ownership, operation and maintenance of the Property that it is made aware of, and shall prepare any reports reasonably required by an insurance carrier in connecting therewith. A copy of any such reports above referenced shall also be delivered to Owner. Manager is authorized to settle any and all claims with or against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing of receipts, and the collection of money, without joinder of Owner if the amount involved is less than Fifty Thousand Dollars ($50,000.00). If the amount involved exceeds the above specified amount, then Owner must join in settlement of such claim. Owner hereby waives all rights of recovery against Manager for any loss insured under any insurance policy covering the Property, and Owner agrees to obtain endorsements to such policies acknowledging the insurance carrier's waiver of its rights of subrogation or right of recovery against the Manager and/or any insurance carrier of Manager to the extent such endorsements are obtainable from the insurance company. Nothing herein nor any insurance obtained or applied for by Owner or Manager shall be construed as implying that Owner or Manager is subject to any liability to which it would not otherwise be subject.

          3.3. HAZARDOUS MATERIAL. Owner shall defend, indemnify and hold harmless Manager from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Manager for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Property into or upon any land, the atmosphere, or any water source, body of water or woodland, or any Hazardous Material which exists on, under or at the Property at any time during the term of this Agreement,



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and from time to time, (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Statutes, hereinafter defined); and the foregoing provisions of the undertakings and indemnification set out shall survive the termination of this Agreement forever. For purposes of this Agreement, "Hazardous Material" means and includes any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of ) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (collectively, the "Statutes"), or any other hazardous, toxic or dangerous waste, substance or material.


                                   ARTICLE IV

                             MANAGER'S COMPENSATION

          4.1. AMOUNT OF COMPENSATION. During the term hereof, Owner shall pay Manager as compensation for the management services rendered hereunder as follows:

               A. MONTHLY MANAGEMENT FEE. A monthly management fee (the "Management Fee") equal to two and eighty-five hundreths percent (2.85%) of the collected monthly Gross Receipts (hereinafter defined) of the Property.

               B. CONSTRUCTION SUPERVISORY FEE. Owner shall pay Manager as compensation for any construction supervisory services rendered by Manager with respect to the Property, a fee ("Supervisory Fee") equal to five percent (5%) of all costs incurred in making capital improvements and tenant improvements (excluding costs for normal repairs and replacements) on the Property that are supervised by Manager on behalf of Owner. The Supervisory Fee shall be payable monthly for costs incurred the previous month.

               C. LEASING FEES. Owner shall pay Manager as compensation for negotiation and consummation of new leases, renewal of existing leases, and expansion of existing tenants, a leasing fee as follows:

                  1. Manager's Fee Where No Third Party Brokers are Involved. Where no Third Party broker or similar party is involved, Owner shall pay to Manager leasing fees as follows:

                     a) As to new leases and expansion of existing leases executed subsequent to the commencement of this Agreement, Owner shall pay to Manager a leasing fee equal to [see Exhibit D for the rate information for each property]. Unless otherwise agreed, one-half of such fee shall be paid at the time the tenant executes the lease and the remaining one-half at the time the tenant occupies the premises.



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                     b) In the event a lease is renewed subsequent to the
commencement of this Agreement, Owner shall pay to Manager a fee equal to three percent (3%) of the Base Rental payable for the renewal term. Unless otherwise agreed, such fee shall be paid at the time the tenant executes documents evidencing the lease renewal.

                     c) If any leases for which Manager receives a fee as provided for in paragraphs 1a and 1b above contains any renewal or expansion options entitling the tenant thereunder to either renew the term of its lease or to lease additional space, and if such tenant should exercise such renewal or expansion options, then at the time that such tenant executes a definitive document evidencing such exercise, Owner shall pay to Manager a fee as determined above either as to the expanded premises as leased by the tenant, or for the renewal term, as applicable.

                  2. Manager's Fee Where Third Party Brokers Are Involved. Where a Third Party broker or similar party is involved, Owner shall pay Manager a leasing fee with respect to such leases at fifty percent (50%) of the applicable fee where no Third Party brokers are involved, as provided for above.

          4.2. BASE RENTAL DEFINED. The term "Base Rental" as used herein shall mean the actual rental reserved under the lease in question, but excluding therefrom, (i) all amounts paid by the tenant under the lease as reimbursement for increases of operating expenses for the building or project (including without limitation taxes, interest, insurance, maintenance, and other like items) above the expense stop amounts specified in the lease; (ii) rentals credited to tenant by reason of a lease assumption and/or rent abatement; (iii) additional rentals or payments for special tenant services over and above building or project standard; and (iv) late payment charges.

          4.2.1. INITIAL TERM DEFINED. The term "Initial Term" as used herein shall mean the initial primary term specified in a lease, without regard to any renewal rights. If a lease contains provisions allowing the tenant to cancel or terminate the lease at a specified point in time, the portion of the lease term subject to cancellation or termination shall not be considered a part of the Initial Term; if the tenant does not cancel or terminate the lease, the same shall be treated as the exercise of a renewal option.

          4.2.2. GROSS RECEIPTS DEFINED. The term "Gross Receipts" as used herein shall mean and include all gross receipts derived from the operation of the Property, including, without limitation, all rent and other sums and charges received from all tenants and lessees and payments made in consideration of the cancellation of any tenant leases or damages by reason of and default thereunder, including, without limitation, application of the security deposits upon such default, the proceeds from rental interruption insurance, and receipts from vending machines, concessions and other commercial operations conducted on the Property, but shall exclude all other receipts, including but not limited to, income derived from interest on investments, proceeds of claims on account of insurance policies other than rent interruptions or similar insurance, the abatement of taxes, awards arising out of taking by eminent domain, discounts and dividends on insurance policies.



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          4.3. REPORTS. Within fifteen (15) days following the last day of each calendar month in each fiscal year for the term of this Agreement, the Manager shall furnish to Owner a true, correct and complete unaudited statement of cash flow for the preceding calendar month and a true, complete and correct unaudited copy of the general ledger for the preceding month and detail of all receipts and disbursements.

          4.4. BOOKS AND RECORDS. Manager agrees to keep and maintain a proper and adequate system of books of accounts and records, all satisfactory to Owner and in accordance with such method of accounting as Owner designates, so as to show accurately and completely all income from and expenses incurred with respect to the Property, and to preserve the same for a period of at least three
(3) years after the close of the fiscal year to which they relate. Manager further agrees to permit Owner and/or its accountants and authorized representatives to examine and copy during regular business hours all books and records related to the operation of the Property. Manager agrees to keep all financial information concerning the Property confidential at all times during and after the term of this Agreement; and no such information shall be given to any third party without the prior consent of Owner.

          4.5. ANNUAL REPORT. Within thirty (30) days after the end of each fiscal year of Owner, Manager shall deliver to Owner's representative an unaudited profit and loss statement showing the results of operations for that fiscal year and an unaudited balance sheet of the Property as of the end of that fiscal year, both to be prepared in accordance with accounting methods as prescribed by Owner.

          4.6. REVIEW BY GOVERNMENTAL AUTHORITIES. Manager shall assist Owner, if requested by Owner in writing, in rendering the Property for taxation to the appropriate governmental authorities as required by the laws of the State in which the Property is located, and any expenses incurred thereby shall be reimbursed to Manager as expenses of Owner.

          4.7. USE OF PROPERTY. Manager agrees to not knowingly permit the use of the Property for any purpose which voids any policy of insurance held by Owner or which might render any loss thereunder uncollectible or which would be in material violation of any government law, regulation or restriction. Manager shall use its best efforts to secure full compliance by the tenants with the terms and conditions of their respective leases, and to this end, Manager shall use its best efforts to see that all tenants are informed with respect to such rules, regulations and notices as may be promulgated by Owner. Manager agrees to perform such other acts and deeds as are reasonable, necessary and proper in the discharge of its duties under this Agreement.

                                    ARTICLE V

                        TERM AND MISCELLANEOUS PROVISIONS

          5.1. TERM. Owner grants to Manager the right to manage, lease, operate, maintain and service the Property, to the exclusion of all other persons whomsoever, excepting Owner, upon the terms herein set forth for a term commencing July 1, 1999, and ending June 30, 2004. Nothing herein contained shall be construed as limiting in any way the right of Owner to lease any



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space in the Property, or to exercise any other power or duty granted Manager, but in such event, Manager shall be entitled to receive remuneration or fees thereon to the same extent as if Manager had performed such services.

          5.2. TERMINATION. This Agreement shall terminate in accordance with conditions as set forth below:

               A. NOTICE BY MANAGER. In addition to the rights set forth herein concerning termination and notwithstanding any other provision of this Agreement, Manager may terminate this Agreement without penalty upon sixty (60) days written notice to the Owner.

               B. DEFAULT. Upon Manager's or Owner's default hereunder, provided that the Manager or Owner, as appropriate, does not cure such default within thirty (30) days of having received written notice from the other party of such default; provided, however, if such breach cannot be reasonably cured within said thirty (30) day period and efforts to cure continue to be pursued with due diligence to conclusion, then there shall be no right to terminate this Agreement, unless the default is not cured within a reasonable time.

               C. APPOINTMENT OF RECEIVER OR BANKRUPTCY. If (i) a receiver, liquidator or trustee of Owner or Manager shall be appointed by court order, or
(ii) a bona fide petition to reorganize Owner or Manager shall be filed against Owner or Manager under any bankruptcy, reorganization or insolvency law, or
(iii) Owner or Manager shall file a petition in voluntary bankruptcy or shall request a reorganization under any provision of any bankruptcy, reorganization or insolvency laws, or (iv) if Owner or Manager shall make any assignment for the benefit of creditors, then termination of this Agreement shall occur upon Owner or Manager, as is appropriate, delivering written notice to the other that such party delivering such notice is terminating this Agreement.

               Termination of this Agreement under any of the foregoing provisions shall not release either party from liability for failure to perform any of the duties or obligations as expressed herein and required to be performed by such party for the period prior to such termination.

         5.3. ACTIONS AT TERMINATION. Upon termination of this Agreement above provided, Manager shall forthwith take the following actions:

               A. DELIVER THE PROPERTY. Surrender and deliver up to Owner the Property and all rents and income of the Property on hand and in any bank account which are monies of Owner (less payment to Manager of any amounts owed it by Owner under this Agreement) except as provided in Section 5.5.

               B. MONIES RECEIVED AFTER TERMINATION. Deliver to Owner as received (after payment of any amounts owed by Owner under this Agreement including but not limited to the Management Fee and all payments to be made by Manager pursuant to Section 2.2 hereof) any monies due Owner under this Agreement but received after such termination.



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               C. SUPPLIES. Deliver to Owner all materials, supplies, keys, contracts and documents, and such other accounting papers and records pertaining to this Agreement as Owner shall reasonably request.

          Within fifteen (15) days after any such termination, Manager shall deliver to Owner's representative the written cash flow report required by
Section 4.3 for any period not covered by such report at the time of termination. Within thirty (30) days after any such termination, Manager shall deliver to Owner's representative the profit and loss statement for the fiscal year or portion thereof ending on the date of termination and the balance sheet of the Property as of the date of termination. After the delivery of the final cash flow reports and as a condition of the delivery of the final profit and loss statement and balance sheet, Owner shall acknowledge to Manager in writing that it has reviewed such final statements, and has been given the opportunity to review the books and records of Manager to verify the accuracy of all reports made by Manager during the term of this Agreement, and that, upon receipt of such final report, shall have received from Manager a full and complete accounting of the activities of Manager during the term of this Agreement.

          5.4. FEES ON TERMINATION OF AGREEMENT. Upon termination of this Agreement, Manager will be entitled to continue to receive, in accordance with the provisions of this Agreement, any leasing fees to which Manager became entitled prior to the effective date of such termination and not received by such date. However, if Owner at any time transfers the Property, all sums earned by Manager hereunder, but then unpaid, shall immediately become due and payable.

          5.5. NOTIFICATION OF TENANTS UPON SALE OR TERMINATION. Immediately after the termination of this Agreement or upon the transfer of the Property by Owner as provided in Section 5.11, Owner and Manager shall notify each tenant in the Property of such termination or sale. Such notice shall identify the name and address of the new owner or manager, as the case may be, of the Property, and shall direct each tenant with respect to the future payments of rent. Upon termination of this Agreement, Manager shall transfer tenant deposits to Owner or as directed by Owner, and the notice to tenants required by this Section 5.5 shall specify the person to whom inquiries regarding such deposits shall be directed. Owner agrees that, anything else herein to the contrary notwithstanding, Manager may, upon transfer of the Property or termination of the Agreement, take such action as is reasonably necessary to comply with applicable law to terminate Manager's liability as provided by law or hereunder.

          5.6. HOLD HARMLESS AND INDEMNITY. Except for the gross negligence or willful and wanton acts of Manager and/or employees of Manager, Owner agrees:
(i) to hold and save Manager, its parent company or companies, affiliates, agents, successors and assigns free and harmless from any and all claims for damage for bodily injury and damage to or destruction of property arising from any cause either in and about the Property or elsewhere when Manager is carrying out the provisions of this Agreement or acting under the express or implied directions of Owner, including the loss of use of the Property following and resulting from such damage or destruction, (ii) to indemnify and reimburse Manager upon demand for any monies which Manager is required to pay for any reason whatsoever in connection with, or as an expense in defending against, any claim, civil or criminal action, proceeding, charge or prosecution made,



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instituted or maintained against Manager, its parent company or companies, affiliates, agents, successors and assigns, or against Owner and Manager jointly or severally, by a private person or entity, federal, state or government or any agency thereof, affecting or due to the conditions or use of the Property or acts or omissions of Owner or Manager or their agents, or arising out of or based upon any law, regulation, requirement, contract or award relating to hiring practices, the hours of employment, working conditions, wages or compensation of employees or former employees who worked or have worked exclusively on the Property; (iii) to defend, if requested by Manager, promptly and diligently, at its expense, any action or claim arising out of or in connection with any of the foregoing and to hold Manager, its parent company or companies, affiliates, agents, successors and assigns, harmless and fully indemnify Manager, its parent company or companies, affiliates, agents, successors and assigns, from any fine, judgment, loss or settlement on account thereof. Except as provided in Section 2.1D, if Owner shall fail or refuse to comply with or abide by any rule, order determination, judgment, ordinance or law of any federal, state or local court or authority, then anything else herein to the contrary notwithstanding, Manager may terminate this Agreement upon twenty-four (24) hours written notice to Owner.

          In connection with any termination of this Agreement, upon request by Owner of a statement from Manager that all of its claims hereunder (except for indemnification due pursuant to this Section 5.6) have been satisfied and the delivery to Owner of the items described in Section 5.3, Owner agrees to indemnify and hold Manager harmless from:

               A. Any liability for or relating to the tenant deposits for the Property, including specifically: (i) Manager's handling of such deposits and any failure to segregate such deposits or to maintain cash reserves to cover obligations for deposits, and (ii) any action taken by tenants against Manager for the return of security deposits to them;

               B. Any liabilities to suppliers, maintenance companies or contractors or other trade creditors for goods, services or benefits for the Property, provided such liabilities were incurred as provided herein;

               C. Any other liabilities incurred within the scope of this Agreement or other legitimate and appropriate benefits for the Property; and

               D. Any liabilities arising out of any transactions disclosed in any reports submitted to Owner by Manager during the term of this Agreement and to the date of Manager's delivery of the items required pursuant to Section 5.4 hereof.

         The indemnity and hold harmless provisions of this Section 5.6 shall survive the termination of this Agreement and shall apply notwithstanding Manager's failure to disclose its status as agent or Manager's identity to any creditor or other person. The specific survival provision of this Section 5.6 shall not be construed to mean that Owner's liability with respect to other provisions of this Agreement does not survive. The provision of this Section 5.6 shall not inure to the benefit of any tenant, creditor or other third party, except the indemnity and hold harmless herein shall apply and inure to the benefit of the officers, directors, agents and employees of Manager.




                                      ~11~

          5.7. NOTICES. All notices, requests, demands, consents or other communications given to any party hereunder or in connection herewith shall be in writing and shall be sent by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the following listed addresses:

          A.   To Manager:
               Hallwood Commercial Real Estate, LLC
               3710 Rawlins, Suite 1500
               Dallas, Texas 75219


          B.   To Owner:
               Hallwood Real Estate Investors Fund XV
               c/o Hallwood Realty, LLC
               3710 Rawlins, Suite 1500
               Dallas, Texas 75219

         Any party may, by notice as aforesaid, change its mailing address for any and all subsequent notices.

          5.8. AGREEMENT NOT INTENDED TO ESTABLISH A PARTNERSHIP. Nothing contained in this Agreement or in the relationship of Owner and Manager shall be deemed to constitute a partnership, joint venture or any other relationship between them except that of principal and agent.

          5.9. GOVERNING LAW. This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws applicable to contracts made and to be performed entirely within the State of Georgia.

          5.10. ASSIGNMENT BY MANAGER AND BINDING EFFECT. Manager may not assign this Agreement without the prior written approval of Owner. Except as aforesaid, this Agreement shall be binding upon and shall inure to the benefits of the parties hereto and to their respective successors and assigns.

          5.11. ASSIGNMENT BY OWNER. Owner may not assign this Agreement without the prior written approval of Manager. Except as aforesaid, this Agreement shall be binding upon and shall inure to the benefits of the parties hereto and to their respective successors and assigns. In the event Owner transfers and/or assigns the Property to any other person and/or entity for any reason, Manager shall have the option to cancel this Agreement by written notice to Owner within thirty (30) days of receipt of notice of such transfer and/or assignment. Upon assignment of the Property, Owner shall comply with the notice provision of
Section 5.5 and of all requirements of applicable law.

          5.12. ATTORNEYS' FEES. In the event of litigation arising out of a breach of this Agreement or dispute regarding the terms and conditions hereof, the prevailing party shall be permitted to recover all costs and expenses thereof, including reasonable attorneys' fees.



                                      ~12~

          5.13. FORCE MAJEURE. Any delays in the performance of any obligation of Manager under this Agreement shall be excused to the extent that such delays are caused by wars, national emergencies, natural disasters, strikes, labor disputes, utility failures, governmental regulations, riots, adverse weather, and other similar causes not within the control of Manager, and any time periods required for performance shall be extended accordingly.

          5.14. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties hereto and no modification hereof shall be effective unless such is made by supplemental agreement in writing executed by the parties hereto.

          5.15. REPRESENTATIONS. Owner represents and warrants: That Owner has full power and authority to enter this Agreement; that there are no written or oral agreements affecting the Property other than tenant leases, copies of which have been furnished to Manager; that there are no recorded easements, restrictions, reservations, or rights of way which adversely affect the use of the Property for the purposes intended under this Agreement; that to the best of Owner's knowledge, the Property is zoned for the intended use; that all leasing and other permits for the operation of the Property have been secured and are current; that the building and its construction and operation do not violate any applicable statues, laws, ordinances, rules, regulations, orders or the like (including, but not limited to, those pertaining to hazardous or toxic substances); that the building does not contain any asbestos, urea, formaldehyde, radon, or other toxic or hazardous substance; and that no unsafe condition exists. Manager represents and warrants: That Manager has full power and authority to enter this Agreement and discharge its duties hereunder.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


OWNER:                                      MANAGER:


Hallwood Real Estate Investors Fund XV      Hallwood Commercial Real Estate, LLC

     By:  Hallwood Realty Partners,
          L.P., general partner
                                            By: /s/ John G. Tuthill
                                                --------------------------------
          By:   Hallwood Realty, LLC,
                general partner             Title: Executive Vice President
                                                  ------------------------------


By:  /s/ Jeffrey D. Gent
   ---------------------------

Title:   Vice President
      ------------------------



                                      ~13~

                                    EXHIBIT A

                           PROPERTY LEGAL DESCRIPTION

                                CORPORATE SQUARE
                            BUILDINGS 10, 11, AND 12


ALL OF THAT CERTAIN LOT, TRACT, OR PARCEL SITUATED, LYING, AND BEING IN LAND LOT 156 OF THE 18TH LAND DISTRICT OF DEKALB COUNTY, STATE OF GEORGIA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO WIT:

COMMENCE AT A POINT WHICH MARKS THE INTERSECTION OF THE CENTERLINE OF AN I-85 ACCESS ROAD AND THE CENTERLINE OF CORPORATE BOULEVARD, SAID ACCESS ROAD RIGHT OF WAY BEING OF VARIABLE WIDTH AND SAID CORPORATE BOULEVARD RIGHT OF WAY BEING 70 FEET IN WIDTH, AND RUN THENCE NORTH 30 DEGREES 19 MINUTES 28 SECONDS WEST FOR A DISTANCE OF 634.84 FEET TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED;

THENCE FROM SAID POINT OF BEGINNING RUNNING NORTH 56 DEGREES 23 MINUTES 58 SECONDS WEST ALONG THE NORTHEAST RIGHT OF WAY LINE OF CORPORATE BOULEVARD FOR A DISTANCE OF 212.83 FEET TO A POINT;

THENCE RUNNING NORTH 33 DEGREES 45 MINUTES 30 SECONDS EAST FOR A DISTANCE OF
608.25 FEET TO A POINT;

THENCE RUNNING NORTH 33 DEGREES 45 MINUTES 30 SECONDS EAST FOR A DISTANCE OF
93.96 FEET TO A POINT WHICH MARKS THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE RUNNING ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 381.97 FEET, A CHORD BEARING OF NORTH 42 DEGREES 01 MINUTES 06 SECONDS EAST, AND A CHORD LENGTH OF 90.15 FEET FOR A DISTANCE OF 90.36 FEET TO A POINT WHICH MARKS THE ENDING OF THE AFORESAID CURVE AND THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE RUNNING ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 381.97 FEET, A CHORD BEARING OF NORTH 55 DEGREES 49 MINUTES 27 SECONDS EAST, AND A CHORD LENGTH OF 113.08 FEET FOR A DISTANCE OF 113.50 FEET TO A POINT;

THENCE RUNNING SOUTH 25 DEGREES 39 MINUTES 48 SECONDS EAST FOR A DISTANCE OF
43.67 FEET TO A POINT WHICH MARKS THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE RUNNING ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 338.298 FEET, A CHORD BEARING OF NORTH 66 DEGREES 58 MINUTES 21 SECONDS EAST, AND A CHORD LENGTH OF 31.12 FEET FOR A DISTANCE OF 31.13 FEET TO A POINT;

THENCE RUNNING SOUTH 27 DEGREES 22 MINUTES 30 SECONDS EAST FOR A DISTANCE OF
269.13 FEET TO A POINT;

THENCE RUNNING SOUTH 62 DEGREES 37 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
24.00 FEET TO A POINT;

THENCE RUNNING SOUTH 27 DEGREES 22 MINUTES 30 SECONDS EAST FOR A DISTANCE OF
36.00 FEET TO A POINT;

THENCE RUNNING NORTH 62 DEGREES 37 MINUTES 30 SECONDS EAST FOR A DISTANCE OF
68.96 FEET TO A POINT;

THENCE RUNNING SOUTH 27 DEGREES 22 MINUTES 30 SECONDS EAST FOR A DISTANCE OF
190.00 FEET TO A POINT;

THENCE RUNNING SOUTH 62 DEGREES 37 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
198.00 FEET TO A POINT;

THENCE RUNNING SOUTH 62 DEGREES 37 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
198.97 FEET TO A POINT;

THENCE RUNNING SOUTH 27 DEGREES 22 MINUTES 30 SECONDS EAST FOR A DISTANCE OF
140.00 FEET TO A POINT;

THENCE RUNNING SOUTH 62 DEGREES 37 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
75.00 FEET TO A POINT;

THENCE RUNNING NORTH 27 DEGREES 22 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
6.50 FEET TO A POINT;

THENCE RUNNING SOUTH 62 DEGREES 37 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
72.00 FEET TO A POINT;

THENCE RUNNING NORTH 27 DEGREES 22 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
63.00 FEET TO A POINT;

THENCE RUNNING SOUTH 62 DEGREES 37 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
159.00 FEET TO A POINT;

THENCE RUNNING NORTH 54 DEGREES 37 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
71.00 FEET TO A POINT;

THENCE RUNNING SOUTH 35 DEGREES 22 MINUTES 30 SECONDS WEST FOR A DISTANCE OF
53.83 FEET TO THE POINT OF BEGINNING.

THE AFOREDESCRIBED TRACT BEING 8.121 ACRES OF 353,734.3 SQUARE FEET IN AREA.

                                    EXHIBIT B

                                    INSURANCE

1. Owner shall maintain, at its expense, all-risk from property damage insurance ("All Risk"), including without limitation coverage against allied perils, vandalism, malicious mischief, sprinkler leakage and plate glass, in the amount of full Replacement Cost without coinsurance and containing such additional coverages, if any, as are customarily obtained in connection with the ownership and management of properties of similar quality, character and design in the same geographical area in which the Property is located, but in no event in an amount or containing coverages less than or lesser quality or extent than required by the terms of any mortgage or trust deed encumbering the Property.

2. Owner shall also place and maintain, at Owner's expense, public liability insurance, including the broad form comprehensive general liability endorsement and contractual liability coverage on an occurrence form covering owner's obligations under this Agreement, in the amount of $2,000,000 combined single limit primary coverage, with an additional $10,000,000 umbrella coverage, naming Owner as insured and Manager and Manager's officers, directors, agents and employees as additional named insured, containing such additional coverages, if any, as are customarily obtained in connection with the ownership and management of properties of similar quality, character and design in the same geographical area in which the Property is located.

3. Each policy of insurance covering the Premises or Owner or Manager in connection with the Premises shall be written with acceptable companies licensed to do business in the state where the property is located and with a minimum Best Key rating of no less than A VIII, containing an endorsement in which the insurer waives its rights of subrogation, if any, against Owner, Manager and Manager's officers, directors, agents and employees, and in which the insurer agrees that the policy will not be invalidated in the event that any insured waives, prior to the occurrence of the insured event, any rights it may have against Owner, Manager or Manager's officers, directors, agents or employees.

4. All policies of insurance required to be maintained by Owner hereunder shall provide that they may not be cancelled or materially modified without at least 10 days prior written notice from the insurer to both Owner and Manager in the event of cancellation for non-payment, and at least 30 days prior written notice from the insurer to both owner and Manager in any other event. Upon the execution hereof, Owner shall provide Manager with certified copies of all policies of insurance required to be maintained by Owner hereunder, and thereafter at least 30 days prior to the expiration of any of such policies, Owner shall provide Manager with a certificate evidencing the continuation of such insurance.

                                    EXHIBIT C

                                SECURITY DEPOSITS



                  None.

                                    EXHIBIT D


                            LEASING FEE COMPENSATION
            SCHEDULE OF FEES BY PROPERTY WITHOUT A THIRD PARTY BROKER
                            ARTICLE IV - SECTION 4.1C





Property                               FIRST 5 YEARS               NEXT 5 YEARS
--------                               -------------               ------------
Airport Plaza                               5%                          3%
Allfirst Building                       see note (a)                    2%
Bellevue Corporate Plaza                    5%                         2.5%
Bradshaw Business Parks                     6%                          4%
Corporate Square                            4%         (b)              4%
Executive Park                              4%         (b)              4%
Fairlane Commerce Park                      6%                          3%
Fountain View Business Park                 5%                          3%
Gulley Road Industrial Park                 6%                          3%
Joy Road Distribution Center                6%                          3%
Montrose Office Center                      3%                          3%
Parklane Towers                             5%                          3%
Raintree Industrial Park                 6% or 4%      (c)           6% or 4%     (c)
Riverbank Plaza                             5%                          3%
Seattle Business Parks                      5%                         2.5%



Notes:

------------

(a) 6% for year 1; 4% for years 2 and 3; and 3% for years 4 and 5.

(b) 100% for the first month, with a three year minimum.

(c) 6% of the first $1 million of base rent plus 4% thereafter.